SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2023

Vintage Wine Estates, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40016	87-1005902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (877) 289-9463

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 — Results of Operations and Financial Condition

On February 8, 2023, Vintage Wine Estates, Inc. (“VWE” or the “Company”) issued a press release announcing, among other things, certain preliminary unaudited financial results for the quarterly period ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth, or referred to, in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 5, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company, after discussion with management and the Company’s independent registered public accounting firm, determined that the Company’s previously issued financial statements as of and for the three months ended September 30, 2022 (the “Subject Period”) should no longer be relied upon and should be restated due to the identification of an accounting error.

The restatement results from an accounting error relating to the classification of certain assets and the classification and timing of recording certain costs for the Subject Period. Accordingly, investors should no longer rely on the Company’s previously issued financial statements, earnings release or similar communications relating to the Subject Period.

These required adjustments were identified during the Company’s financial close process for the second quarter of fiscal 2023 and did not involve any misconduct with respect to the Company, its management or employees.

As a result of the accounting error identified, the Company will:

a)	restate its unaudited condensed consolidated financial statements and the notes thereto for the Subject Period; and

b)	amend its Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for the Subject Period.

For the Subject Period, the restatement is expected to result in an increase in net revenue of approximately $0.7 million, an increase in cost of goods sold of approximately $2.9 million and a decrease in selling, general, and administrative expenses of approximately $0.6 million, resulting in an approximately $0.8 million decrease in net income. After giving effect to these changes, the Company expects diluted earnings per share allocable to common stockholders for the Subject Period as previously reported will be reduced from $0.02 to $0.00. The restatement is not expected to impact the Company’s historical net earnings beyond the Subject Period. In addition, current assets decreased $1.3 million and current liabilities decreased $0.5 million. The description in this report of the accounting error, the required adjustments and the expected impacts of the restatement are preliminary, unaudited and subject to further change in connection with the completion of the restatement.

The Company intends to file an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (the “Amended Q1 10-Q”) in order to restate the financial statements for the Subject Period as soon as practicable.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Cherry Bekaert LLP.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2023, the Company and Patrick Roney, founder of VWE, entered into a letter agreement (the “Letter Agreement”) whereby Mr. Roney voluntarily elected to transition from Chief Executive Officer of the Company to Executive Chairman of the Board, effective February 7, 2023. Pursuant to the terms of the Letter Agreement, the Employment Agreement between the Company and Mr. Roney effective June 7, 2021 (the “Prior Employment Agreement”) was terminated and upon such termination the Company agreed to provide Mr. Roney his accrued but unpaid Base Salary and PTO (as defined in the Prior Employment Agreement) through February 7, 2023, and any vested amounts or benefits that he is entitled to receive under any plan, program, or policy, as described in Section 5.1 of the Prior Employment Agreement. Mr. Roney expressly waived any claim to the severance benefits described in Section 5.2(b) of the Prior Employment Agreement. Pursuant to the terms of the Letter Agreement, Mr. Roney will receive an annual base salary of $250,000 for his service as Executive Chairman and will be eligible to participate in the Company’s employee benefit plans and programs in accordance with their terms and eligibility requirements. In connection with his appointment as Executive Chairman, all outstanding stock options and unvested restricted stock units previously granted to Mr. Roney under the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”) ceased to vest and any unvested awards were forfeited.

Also on February 7, 2023, the Board appointed Jon Moramarco, a member of the Board, as the Company’s Interim Chief Executive Officer. In connection with such appointment, the Company entered into a consulting agreement (the “Consulting Agreement”) with bw166 LLC (“bw166”) and Mr. Moramarco, pursuant to which the Company will pay bw166 a monthly fee of $17,500 and will reimburse bw166 and Mr. Moramarco for reasonable business-related expenses in connection with the Interim Chief Executive Officer services provided thereunder. Additionally, the Company agreed to award Mr. Moramarco a one-time grant of 100,000 restricted stock units pursuant to the 2021 Plan, which will vest in full on the one-year anniversary of the grant date. Mr. Moramarco is the Managing Partner of bw166 and has a controlling interest therein.

Jon Moramarco, age 65, has served as an independent director on our Board since June 2021. While Mr. Moramarco serves as our Interim Chief Executive Officer, he will not qualify as an independent director pursuant to the Nasdaq independence standards. Mr. Moramarco has nearly 40 years of uninterrupted involvement in the wine industry. Since 2009, he has been Managing Partner of bw166 LLC, a consultancy to the beverage alcohol industry and provider of beverage alcohol industry data. Industry reports published by bw166 LLC include the bw166 Total Beverage Alcohol Overview and The Gomberg & Frederiksen Report. From 2010 to 2014, Mr. Moramarco was President and Chief Executive Officer of Winebow Inc., a significant importer of table wines into the U.S. market and a wholesaler of fine wines and craft spirits. From 1999 to 2009, was an executive with Constellation Brands, holding positions such as President and Chief Executive Officer of Canandaigua Wine Co. (1999-2003), President and Chief Executive Officer of Icon Estates (2003-2005), President and Chief Executive Officer of Constellation Europe (2007-2007) and Chief Executive Officer of Constellation International (2007-2009). In his final role at Constellation Brands leading to his recruitment to Winebow Inc., he served on the Executive Management Committee of the parent company and participated in all board meetings. From 1982 to 1999, Mr. Moramarco held a series of positions with Allied Domecq and its predecessor companies. He holds a B.S. degree in Agricultural Science & Management from the University of California at Davis and a certificate in Organizational Change from Stanford Business School. Mr. Moramarco’s professional affiliations include the Executive Leadership Board for Viticulture and Enology of the University of California at Davis and former board positions with the Wine Institute of California, the American Vintners Association and the Wine Market Council. There are no family relationships among Mr. Moramarco and any of our directors and executive officers and, except as discussed above, there are no arrangements or understandings between him and any other persons pursuant to which he was appointed as our Interim Chief Executive Officer.

In connection with the foregoing changes, the Board also appointed Paul Walsh, who previously served as Chairman of the Board, as Independent Lead Director effective February 7, 2023. In connection therewith, the Board approved an adjustment of Mr. Walsh’s annual compensation as a member of the Board to $250,000.

Due to the vacancy on the Audit Committee created by the appointment of Mr. Moramarco as Interim Chief Executive Officer, on February 7, 2023, the Board appointed Timothy D. Proctor, a member of the Board, as a member of the Audit Committee.

The foregoing summary of the Letter Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement and the Consulting Agreement, respectively, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

The Company issued a press release announcing such management changes on February 8, 2023. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure

On February 8, 2023, the Company issued a press release announcing, among other things, that the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022 and the announcement of the related financial results will be delayed due to management identifying impairment indicators, which require additional analysis, late in the financial reporting and closing process. Due to the time required to complete this process, the Company expects it will file its second quarter financial results in mid-March 2023 following the filing of the Amended Q1 10-Q. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth, or referred to, in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated February 7, 2023, between Vintage Wine Estates, Inc. and Patrick Roney

10.2	Consulting Agreement, dated February 7, 2023, among Vintage Wine Estates, Inc., bw166 LLC and Jon Moramarco

99.1	Press release, dated February 8, 2023

99.2	Press release, dated February 8, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than those of historical fact. Certain of these forward-looking statements can be identified by the use of words such as “expects,” “intends,” “plans,” “may,” “should,” “will,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement, as well as statements regarding the Company’s anticipated filing of its financial results for the quarterly period ended December 31, 2022. These statements are based on the Company’s current expectations as of the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not undertake any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Accordingly, readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.
(Registrant)

Date: February 8, 2023	/s/ Kristina Johnston
Kristina Johnston
Chief Financial Officer